UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 5.02 —	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 3, 2010, Calpine Corporation (the “Company”) appointed John B. (Thad) Hill, 43, as the Company’s Executive Vice President and Chief Operating Officer. Mr. Hill has served as the Company’s Executive Vice President and Chief Commercial Officer since joining the Company on September 1, 2008. In connection with his appointment, Mr. Hill received an option to purchase 300,000 shares of common stock of the Company (the “Grant”) at $12.13 per share and his base annual salary was increased to $650,000. There were no other changes to Mr. Hill’s compensation arrangements. The Grant cliff vests on the third anniversary of the grant date and expires on the tenth anniversary of the grant date or upon termination of employment, whichever comes first. The Grant was made under the Amended and Restated Calpine Corporation 2008 Equity Incentive Plan (the “Equity Plan”). The Grant becomes immediately vested in full upon the occurrence of a Change in Control (as defined in the Equity Plan). The foregoing description is qualified in its entirety by reference to the full text of the Non-Qualified Stock Option Agreement setting forth the terms of the Grant, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Effective November 3, 2010, the Company’s Board of Directors elected J. Stuart Ryan as Chairman of the Board.  Mr. Ryan succeeds William J. Patterson who passed away on September 24, 2010, as announced by the Company on September 28, 2010. Mr. Ryan has been a director and served on the Compensation Committee since the Company’s emergence from Chapter 11 proceedings on January 31, 2008.

Effective November 15, 2010, Jim D. Deidiker, 55, will return to his role as Senior Vice President and Chief Accounting Officer of the Company. Mr. Deidiker served as the Company’s Senior Vice President and Chief Accounting Officer since joining the Company in January 2008 until May 2010, when he resigned as the Company’s Chief Accounting Officer due to health concerns but remained an employee, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2010. Mr. Deidiker, whose health concerns have been resolved, will succeed Kenneth A. Graves, who served as the Company’s Interim Chief Accounting Officer since May 20, 2010, as reported in the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2010. Mr. Graves will continue to serve as the Company’s Vice President and Controller. There will be no change to Mr. Deidiker’s compensation arrangements.

On November 3, 2010, the Company’s Board of Directors (the “Board”) approved an amendment to the Equity Plan, effective March 1, 2011, to modify the definition of retirement to be the attainment of age 60 and completion of 10 years of service. Additionally, the amendment provides that option awards will fully vest upon the optionholder’s retirement on or after the first anniversary of the date his or her options were granted and remain exercisable until the earlier of the first anniversary of such optionholder’s date of retirement or the expiration of the term of the option. The revised definition of retirement does not apply to outstanding option awards if the revised definition would impair the rights of the optionholder. The amendment further provides that restricted stock awards will fully vest on the later of the date the restricted stockholder initially becomes eligible to retire (such date will be March 1, 2011 with respect to any such award that is outstanding on such date and where the holder has become eligible to retire prior to such date) or the first anniversary of the date the restricted stock award was granted.  The foregoing description is qualified in its entirety by reference to the full text of the Equity Plan, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

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ITEM 9.01 —	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement between the Company and John B. (Thad) Hill, dated November 3, 2010.*

10.2	The Amended and Restated Calpine Corporation 2008 Equity Incentive Plan. *
__________
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: November 5, 2010

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Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement between the Company and John B. (Thad) Hill, dated November 3, 2010.*

10.2	The Amended and Restated Calpine Corporation 2008 Equity Incentive Plan. *
__________
*	Filed herewith.

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